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                                                                    Exhibit 23.1


[PricewaterhouseCoopers ehf Letterhead]



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2001 relating to the financial statements, which appear in deCODE genetics, Inc's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers ehf
Reykjavik, Iceland
July 31, 2001

/s/ Valdimar Gudnason                        /s/ Vignir R. Gislason
_____________________________________        ___________________________________
Valdimar Gudnason                            Vignir R. Gislason